Exhibit 5.1

Cott Corporation

5519 West Idlewild Avenue, Suite 100

Tampa, FL USA 33634

June 13, 2012

Re: Cott Corporation: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as special United States counsel to Cott Corporation, a corporation organized under the laws of Canada (the “Company”), and its subsidiaries Cott Holdings Inc., Cott Vending Inc., Interim BCB, LLC, Cott U.S. Holdings LLC, Cott U.S. Acquisition LLC, Cott Acquisition LLC, Caroline LLC, Cliffstar LLC, Star Real Property LLC, and Cott USA Finance LLC (such subsidiaries, the “Delaware Subsidiaries”) and Cott USA Corp., Cott Beverages Inc., Cott Beverages Limited, Cott Retail Brands Limited, Cott Limited, Cott Europe Trading Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited, Cott (Nelson) Limited, Cott Acquisition Limited, Cott UK Acquisition Limited, 156775 Canada Inc., 967979 Ontario Limited, 804340 Ontario Limited, 2011438 Ontario Limited, and Cott Luxembourg S.a r.l. (collectively, the “Registrants”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Registrants, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series, including guarantees thereof (the “Debt Securities”), to be issued under the indentures filed as exhibits to the Registration Statement (the “Indentures”) which will be entered into with one or more trustee (the “Trustee”); (ii) common shares, no par value; (iii) preferred shares, no par value; (iv) depositary shares representing shares of the preferred stock; (v) warrants to purchase common stock, preferred stock, or depositary shares; (vi) stock purchase contracts; and (vii) stock purchase units; all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 at an aggregate initial public offering price not to exceed $300,000,000.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the certificates of incorporation, by-laws and other organizational and governance documents of the Delaware Subsidiaries; and

(iii) the forms of the Indentures.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have assumed that the Indentures will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, and that any Debt Securities that may be issued will be issued in a form that complies with the Indentures and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Registrants of, and the performance of its obligations under, the Indentures and the Offered Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Registrants are subject, (ii) any law, rule or regulation to which the Registrants are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinions set forth below are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. When the Debt Securities and the applicable Indentures have been authorized by appropriate corporate authorization, the applicable Indenture has been duly executed by the parties thereto, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment therefor, the Debt Securities will constitute binding obligations of each of the Registrants party thereto, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2. When the stock purchase contracts and the purchase contract agreement relating to the stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. When the stock purchase units, purchase contract agreements relating to the stock purchase contracts comprising a part of the units and stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances or otherwise. We have assumed that the laws of the State of New York will govern the Indentures and the securities identified in the numbered paragraphs above.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Kirkland & Ellis LLP

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